QuickLinks -- Click here to rapidly navigate through this document

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of —
1.	An individual's account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
4.	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship account	The owner(3)
6.	Sole proprietorship account	The owner(3)
For this type of account:		Give the EMPLOYER IDENTIFICATION number of —
7.	A valid trust, estate or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)
8.	Corporate account	The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
10.	Partnership account	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number.

(4)
List first and circle the name of the legal trust, estate or pension trust.

Note:  If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Note: Section references are to the Internal Revenue Code unless otherwise noted

Obtaining a Number

If you do not have a taxpayer identification number (TIN) or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals) at the local Social Security Administration Office, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), by calling 1 (800) TAX-FORM and apply for a number.

Payees and Payments Exempt From Backup Withholding

The following is a list of payees exempt from backup withholding and for which no information reporting is required with respect to this transaction.

(1)
An organization exempt from tax under section 501(a), or an IRA, or a custodial account under 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

(2)
The United States or any of its agencies or instrumentalities.

(3)
A state, the District of Columbia, a possession of the United States, or any of their political subdivisions, instrumentalities, or agencies.

(4)
A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5)
An international organization or any of its agencies or instrumentalities.

(6)
A corporation.

(7)
A foreign central bank of issue.

(8)
A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

(9)
A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)
A real estate investment trust.

(11)
An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)
A common trust fund operated by a bank under section 584(a).

(13)
A financial institution.

Exempt payees described above should file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations promulgated thereunder.

Privacy Act Notice.—Section 6109 requires recipients of dividends, interest, or other payments (whether or not recipients are required to file tax returns) to give their correct TIN's to payers who must report the payment to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may provide the information to various governmental agencies for tax enforcement or litigation purposes. Payers must generally withhold federal income tax from taxable interest, dividends, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

Penalties

(1)  Failure to Furnish TIN.—If you fail to furnish your correct TIN to a requestor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)  Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis, which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)  Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

QuickLinks

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9